                                                                                                       Exhibit 99.1

NEWS RELEASE

Media Contact:             Roy Wiley         312/ 836-2627
Investor Contact:          Ramona Long       312/ 836-2406

                                     NAVISTAR PLANS $300 MILLION DEBT OFFERING

         CHICAGO - May 10, 2001 - Navistar International Corporation (NYSE: NAV) announced today that it plans to issue $300 million in new five-year senior notes, proceeds of which will be used for general working capital, to repay debt and fund ongoing capital development programs. The notes will be offered and sold in a Rule 144A offering.

         The securities offered will not be or have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

         Navistar International Corporation (NYSE: NAV) is the parent company of International Truck and Engine
Corporation, a leading producer of mid-range diesel engines, medium trucks, school buses, heavy trucks, severe service vehicles, and parts and service sold under the International(R)brand.  The company also is a private label designer and manufacturer of diesel engines for the pickup truck, van and SUV markets.  With world headquarters in Chicago, Navistar had 2000 sales and revenues of  $8.5 billion.  Additional information can be found on the company's web site at WWW.INTERNATIONALDELIVERS.COM
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